FLEX-201: Exploratory Study of FLX-787 in Multiple Sclerosis Patients NASDAQ: FLKS March 2018

2 Any statements in this presentation and the oral commentary about future expectations, plans and prospects for the company, including statements about the company’s strategy, future operations, ongoing clinical trials, development of its consumer and drug product candidates, plans for potential future product candidates and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “approximately,” “development plans,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the status, timing, design, costs, results and interpretation of the company’s clinical studies; the uncertainties inherent in conducting clinical studies; results from our ongoing and planned preclinical development; expectations of our ability to make regulatory filings and obtain and maintain regulatory approvals, our ability to commercialize our consumer products; positioning and product attributes of our consumer products; results of early clinical studies as indicative of the results of future trials; availability of funding sufficient for the company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the company’s consumer or drug product candidates; the inherent uncertainties associated with intellectual property; and other factors discussed in the Risk Factors set forth in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and in other filings the company makes with the SEC from time to time. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. This presentation also contains estimates and other statistical data made by independent parties and by the company relating to market size and growth and other data about the company’s industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of the company’s future performance and the future performance of the markets in which the company operates are necessarily subject to a high degree of uncertainty and risk. This presentation contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this presentation, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies' trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Forward-Looking Statements

3 Electrically-induced cramp model for: Origins of FLX-787: A Single Molecule, Dual TRPV1/A1 Activator 2014 2015 2016 2017 2018 Compositional Analysis Numerous TRP activators Isolation of single-agent dual TRPA1/V1 activator, FLX-787 Synthetic pharmaceutical grade FLX-787 Formulation of FLX-787 as an orally disintegrating tablet US IND open Well-controlled studies in severe, neurodegenerative diseases Original Proprietary Extract Formulation Flex R&D Optimized Consumer Beverage

MOA for Topical Modulation of the CNS by FLX-787: Stimulation-Processing-Motor Output

1 Sensory neurons with TRPA1/V1 channels stimulated by FLX-787

2 Central processing in brainstem leads to inhibition through descending fibers in spinal cord

3 Descending inhibition reduces: 1) alpha-motor neuron hyperexcitability halting muscle cramps and 2) reflex hyperexcitability attenuating spasticity



Sensation
Spinal cord
Descending Inhibitory Pathway
Nerves
Alpha-motor neurons connecting to muscle

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Exploratory MS Study: Proof of Concept

Objectives and Design:

- Explore the potential of chemical neurostimulation with FLX-787 to improve spasticity and decrease cramps/spasms in patients with MS
- Determine the patient characteristics and study design most sensitive to observed clinical improvements by FLX-787 for incorporation into future regulatory trials

Study Design:

- A multi-center trial studying MS patients suffering from spasticity and cramps/spasms
- A randomized, double-blind, placebo-controlled, 14-day per period crossover study
- Evaluated the effects of FLX-787 across multiple MS-associated endpoints including muscle cramp/spasm frequency and spasticity
- Assessed the efficacy of FLX-787 when self-administered BID as an oral solution containing 19 mg


Run-in Placebo
FLX-787
Washout
Inactive Control
Inactive Control
FLX-787

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6 Multiple Signals of Biological Activity: In pre-specified analyses of the parallel portion of the study, anti- cramp/spasm and anti-spasticity activity was observed: • 27.3% decrease in Cramp/Spasm Frequency (p=0.001) • 1.4 day increase in Cramp-free Days (p=0.0457) • Treating physicians reported that 7 of 28 FLX-787 patients had “Much Improved” or “Very Much Improved” spasticity versus 0 of 26 on Control (Clinical Global Impression of Change in Spasticity) Successful Exploratory MS Study Showing FLX-787 Activity Across Multiple MS-Associated Endpoints

7 • In a pre-specified analysis that included both cross-over periods, a significant anti-spasticity effect was observed with FLX-787, when compared to Control, as measured by CGI-C for spasticity (p=0.0427) - CGI-C Responders (defined as “Much Improved” or “Very Much Improved”) were more prevalent on FLX-787 (N=13/54) versus control (N=2/52) (p=0.004, post-hoc analysis) • No statistically significant improvement in cramp/spasm frequency, NRS or clinical spasticity scales from data that included both cross-over periods (ITT) Successful Exploratory MS Study Showing FLX-787 Activity Across Multiple MS-Associated Endpoints

8 • FLX-787 at doses up to 19 mg (BID) in an oral solution was generally well tolerated • No treatment-related SAEs occurred during the study • The most-commonly reported AEs with FLX-787 were GI-related, mild to moderate, and self-limiting • 2 subjects (1 Control; 1 Placebo) and 3 FLX-787 subjects discontinued the study due to an adverse event • No clinically relevant laboratory, vital signs or ECG abnormalities were noted Summary of Safety

9 • Cross-over design studies typically have more power to compare within patients but can be subject to confounding factors • Specifically, FDA has identified the following concerns that could impact the interpretation of cross-over studies with FLX-787: - Carryover effects - Drop-outs, especially between periods - Unblinding - Sequence and period effects - Learning effects which may be different in each period - Interpretability of results from the second period Parallel Period Analysis Simulates Blinded Parallel Group Design Without Cross-over Limitations FLX-787 FLX-787 Inactive Control Inactive Control Run-in Placebo Washout Parallel Period of Study

10 • In pre-specified Parallel Period Analyses, FLX-787 decreased the number of Cramps/Spasms and increased Cramp-free Days (changes from baseline in cramp/spasm population, over a 14-day treatment period) • The results from data that included both cross-over periods were not statistically significant FLX-787 Significantly Decreased Cramps/Spasms and Increased Cramp-free Days Efficacy Endpoint FLX-787 Control p-value Change in Cramp/Spasm Frequency -9.7 2.9 0.0017 %Change in Cramp/Spasm Frequency -27.3% 14.2% 0.0010 Change in Cramp Free Days 1.4 0.0 0.0457 Table 14.2.1.29.2.c

11 • 7/28 (25%) on FLX-787 vs 0/26 (0%) on Control were judged by the treating physician as “Much Improved” or “Very Much Improved” • Comparison of the proportions with Fisher’s exact test confirmed this difference to be statistically significant (p=0.01) FLX-787 Improved Spasticity by CGI-C (Parallel Period Analysis) Score Placebo (Run-in, n=57) FLX-787 (n=28) Inactive Control (n=26) Very Much Improved (1) 0 (0%) 0 (0%) 0 (0%) Much Improved (2) 0 (0%) 7 (25%) 0 (0%) Minimally Improved (3) 6 (11%) 10 (36%) 6 (23%) No Change (4) 35 (61%) 7 (25%) 10 (38%) Minimally worse (5) 12 (21%) 3 (11%) 10 (38%) Much Worse(6) 3 (5%) 1 (4%) 0 (0%) Very Much Worse (7) 1 (2%) 0 (0%) 0 (0%) p=0.01 Clinicians were asked to “rate total improvement of Spasticity and whether or not, in your clinical judgement, it is due entirely to drug treatment”. CGI-C Responders

12 Score Placebo (Run-in, n=57) FLX-787 (n=54) Inactive Control (n=52) Very Much Improved (1) 0 (0%) 1 (2%) 0 (0%) Much Improved (2) 0 (0%) 12 (22%) 2 (4%) Minimally Improved (3) 6 (11%) 14 (26%) 18 (35%) No Change (4) 35 (61%) 19 (35%) 18 (35%) Minimally worse (5) 12 (21%) 5 (9%) 12 (23%) Much Worse(6) 3 (5%) 3 (6%) 1 (2%) Very Much Worse (7) 1 (2%) 0 (0%) 1 (2%) Source: Table 14.2.1.29.1.a, 14.2.1.23a, file 2018-03-18_ivrsnumtabCA17071_stat) FLX-787 Improved Spasticity by CGI-C (Both Crossover Periods) Clinicians were asked to “rate total improvement of Spasticity and whether or not, in your clinical judgement, it is due entirely to drug treatment”. p=0.0427 CGI-C Responders

FLX-787 Reduced Cramps/Spasms in First Treatment Exposure Anaysis



Median Cramp/Spasm Frequency
Run-in
1st Crossover
2nd Crossover
35.1
20.5
Δ+2.9
Control
Δ-9.7
FLX-787
FLX-787 Effect
FLX-787 Effect
p= 0.0003
Δ-5.0
FLX-787
Δ-1.6
Control

To correct for baseline imbalance and potential sequence and temporal effects, post-hoc analyses evaluated **first exposure to drug**, and **change from previous treatment** as baseline (serial period analysis)

Tables 14.2.1.1.2.c

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14 • Reduction in Cramp/Spasm Frequency • Increase in Cramp-free Days • Greater number of patients assessed with spasticity “Much Improved” or “Very Much Improved” • FLX-787 was generally well tolerated with minor GI side effects. Based on this evidence of FLX-787-mediated biological activity in MS patients, we are planning our Phase 2b program Overall Summary: FLX-787 Improved Cramps/Spasms and Spasticity in MS Patients

15  Longer run-in to account for disease variability  Longer treatment periods to allow greater time to achieve maximal drug effect  Parallel treatment design  Increased dosing frequency (BIDTID)  Explore dose range (higher doses e.g.)  Use orally-disintegrating tablet with longer oral residence time  Optimized patient characteristics Future Phase 2b MS Cramping and Spasticity Trial

Novel Treatments for Neuromuscular Conditions NASDAQ: FLKS